     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           ENCORE ACQUISITION COMPANY
            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (Exact name of registrant as specified in its charter)

                                                    777 MAIN STREET, SUITE 1400                           75-2759650
                                                      FORT WORTH, TEXAS 76102                          (I.R.S. Employer
                                                          (817) 877-9955                              Identification No.)
                                        (Address, including zip code, and telephone number,
               DELAWARE                                      including
     (State or other jurisdiction         area code, of registrant's principal executive
   of incorporation or organization)                         offices)

                                 I. JON BRUMLEY
                            CHIEF EXECUTIVE OFFICER
                          777 MAIN STREET, SUITE 1400
                            FORT WORTH, TEXAS 76102
                                 (817) 877-9955
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                                SEAN T. WHEELER
                               BAKER BOTTS L.L.P.
                                ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1268
                              FAX: (713) 229-7868

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                         PROPOSED MAXIMUM               AMOUNT OF
                SECURITIES TO BE REGISTERED                  AGGREGATE OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Debt Securities, including additional 8 3/8% Senior
  Subordinated Notes Due 2012(2)............................
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(2)...................
------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01 per share(2)................
------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of Debt Securities(2)(3)..............
------------------------------------------------------------------------------------------------------------------
Total.......................................................        $400,000,000                  $32,360
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement will not exceed $400,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There are being registered hereunder an indeterminate principal amount of Debt Securities and an indeterminate number of shares of Common Stock and Preferred Stock, including Debt Securities, Common Stock and Preferred Stock issuable on conversion, redemption, repurchase, exchange or exercise of the Debt Securities or Preferred Stock registered hereunder or pursuant to any applicable antidilution provisions. If any Debt Securities are issued at an original issue discount, then the principal amount of such Debt Securities being registered hereunder shall be such principal amount as shall result in an aggregate initial offering price of up to $400,000,000.

(3) Guarantees may be provided by subsidiaries of the Registrant of the payment of principal of and interest on the Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF SUBSIDIARY                             STATE OR OTHER JURISDICTION OF      I.R.S. EMPLOYER
GUARANTOR REGISTRANT*                                INCORPORATION OR ORGANIZATION    IDENTIFICATION NUMBER
------------------------                             ------------------------------   ---------------------
Encore Operating, L.P. ............................              Texas                     75-2807888
EAP Operating, Inc. ...............................             Delaware                   75-2807621
EAP Properties, Inc. ..............................             Delaware                   75-2807620
EAP Energy, Inc. ..................................             Delaware                   75-2807622
EAP Energy Services, L.P. .........................              Texas                     75-2808458

---------------

* The address for each Subsidiary Guarantor Registrant is 777 Main Street, Suite 1400, Fort Worth, Texas 76102, except EAP Properties, Inc., the address of which is 1209 Orange Street, Wilmington, Delaware 19801.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) Debt Securities other than 8 3/8% Senior Subordinated Notes Due 2012, Preferred Stock and Common Stock of the Registrant and Subsidiary Guarantees of the Subsidiary Guarantor Registrants; and

          (2) 8 3/8% Senior Subordinated Notes Due 2012 of the Registrant and related Subsidiary Guarantees of the Subsidiary Guarantor Registrants.

     We may offer any combination of the securities described in these two prospectuses in one or more offerings with a total aggregate initial offering price of up to $400,000,000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 10, 2003

PROSPECTUS

                                 (ENCORE LOGO)

                                  $400,000,000

                           ENCORE ACQUISITION COMPANY
                          777 MAIN STREET, SUITE 1400
                            FORT WORTH, TEXAS 76102
                                 (817) 877-9955

                             SENIOR DEBT SECURITIES

                          SUBORDINATED DEBT SECURITIES

                                PREFERRED STOCK

                                  COMMON STOCK
                             ---------------------

     We may offer from time to time senior debt securities, subordinated debt securities, preferred stock and common stock. Our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

     We will provide additional terms of our securities in one or more prospectus supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "EAC."

                             ---------------------

     YOU SHOULD CONSIDER CAREFULLY "RISK FACTORS" BEGINNING ON PAGE 1 BEFORE INVESTING IN THE NOTES.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

About This Prospectus.......................................    i
About Encore Acquisition Company............................    1
Risk Factors................................................    1
Forward-Looking Information.................................   10
Use of Proceeds.............................................   11
Ratio of Earnings to Fixed Charges..........................   11
Description of Debt Securities..............................   12
Description of Capital Stock................................   18
Plan of Distribution........................................   22
Legal Opinions..............................................   23
Independent Auditors........................................   24
Independent Petroleum Engineers.............................   24
Where You Can Find More Information.........................   24

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings with a total initial offering price of up to $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                        ABOUT ENCORE ACQUISITION COMPANY

     We are a growing independent energy company engaged in the acquisition, development, exploitation and production of onshore North American oil and natural gas reserves. Since inception in 1998, we have sought to acquire high quality assets with potential for upside through low-risk development drilling projects.

     As of March 31, 2003, our properties are located in the Williston, Permian, Anadarko, Powder River and Paradox Basins. Our growth has come primarily from the acquisition of producing oil and natural gas properties and subsequent development of these properties. Since our inception through March 31, 2003, we have invested $379.4 million in acquiring producing oil and natural gas properties. Through March 31, 2003, we have invested another $226.3 million for development and exploitation of these properties.

     Our principal executive offices are located at 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Our main telephone number is (817) 877-9955. We maintain a website on the Internet at http://www.encoreacq.com. The information on our website is not incorporated by reference into this prospectus.

                                  RISK FACTORS

     You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

RISKS RELATED TO OUR BUSINESS

OIL AND NATURAL GAS PRICES ARE VOLATILE AND SUSTAINED PERIODS OF LOW PRICES COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Historically, the markets for oil and natural gas have been volatile, and these markets are likely to continue to be volatile in the future. Our revenues, profitability and future growth depend substantially on prevailing oil and natural gas prices. Lower oil and natural gas prices may reduce the amount of oil and natural gas that we can economically produce. Prevailing oil and natural gas prices also affect the amount of internally generated cash flow available for repayment of indebtedness and capital expenditures. In addition, the amount we can borrow under our revolving credit facility is subject to periodic redetermination based in part on changing expectations of future oil and natural gas prices.

     The factors that can cause oil and natural gas price volatility include:

     - the supply of domestic and foreign oil and natural gas;

     - the ability of members of the Organization of Petroleum Exporting Countries (OPEC) to agree upon and maintain oil prices and production levels;

     - political instability or armed conflict in oil or natural gas producing regions;

     - the level of consumer demand;

     - weather conditions;

     - the price and availability of alternative fuels;

     - domestic and foreign governmental regulations and taxes;

     - domestic political developments; and

     - worldwide economic conditions.

     The volatile nature of markets for oil and natural gas make it difficult to reliably estimate future prices. Any decline in oil and natural gas prices adversely affects our financial condition. If oil or natural gas prices decline significantly for a sustained period of time, we may, among other things, be unable to meet our financial obligations, make planned expenditures or raise additional capital.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY PROVE TO BE INACCURATE. ANY MATERIAL INACCURACIES IN OUR RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS COULD CAUSE THE QUANTITIES AND NET PRESENT VALUE OF OUR RESERVES TO BE OVERSTATED.

     Estimating quantities of proved oil and natural gas reserves is a complex process that requires interpretations of available technical data and numerous assumptions, including certain economic assumptions. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our reserves to be overstated.

     To prepare estimates of economically recoverable oil and natural gas reserves and future net cash flows, we must analyze many variable factors, such as historical production from the area compared with production rates from other producing areas. We must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also involves economic assumptions relating to commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs. Actual results most likely will vary from our estimates. Any significant variance could reduce the estimated quantities and present value of our reserves.

     You should not assume that the present value of future net cash flows from our proved reserves referred to or incorporated by reference in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from our proved reserves on prices and costs in effect on the date of the estimate, holding the prices and costs constant throughout the life of the properties. Actual future prices and costs may differ materially from those used in the net present value estimate, and future net present value estimates using then current prices and costs may be significantly less than the current estimate.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE DOWNS.

     We may be required to write down the carrying value of our oil and natural gas properties when future estimated oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves or increases in our estimates of operating expenses or development costs.

     We capitalize the costs to acquire, find and develop our oil and natural gas properties under the successful efforts accounting method. The net capitalized costs of our oil and gas properties may not exceed their estimated fair value. If net capitalized costs of our oil and gas properties exceed their fair value, we must charge the amount of the excess to earnings. We review the carrying value of our properties quarterly, based on changes in expectations of future oil and natural gas prices, expenses and tax rates. Once incurred, a write down of oil and gas properties is not reversible at a later date even if oil or gas prices increase.

OUR ACQUISITION STRATEGY SUBJECTS US TO NUMEROUS RISKS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Acquisitions are an essential part of our growth strategy, and our ability to acquire additional properties on favorable terms is important to our long-term growth. Depending on conditions in the acquisition market, it may be difficult or impossible for us to identify properties for acquisition or we may not be able to make acquisitions on terms that we consider economically acceptable. Even if we are able to identify suitable acquisition opportunities, our acquisition strategy depends upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals.

     The successful acquisition of producing properties requires an assessment of several factors, including:

     - recoverable reserves;

     - future oil and natural gas prices;

     - operating costs; and

     - potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices.

Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

     Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results. Furthermore, our financial position and results of operations may fluctuate significantly from period to period based on whether significant acquisitions are completed in particular periods. Competition for acquisitions is intense and may increase the cost of, or cause us to refrain from, completing acquisitions.

THE FAILURE TO PROPERLY MANAGE GROWTH THROUGH ACQUISITIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Growing through acquisitions and managing that growth will require us to continue to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage our employees. Pursuing and integrating acquisitions involves a number of risks, including:

     - diversion of management attention from existing operations;

     - unexpected losses of key employees, customers and suppliers of the acquired business;

     - conforming the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations; and

     - increasing the scope, geographic diversity and complexity of our operations.

     The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations.

A SUBSTANTIAL PORTION OF OUR PRODUCING PROPERTIES IS LOCATED IN ONE GEOGRAPHIC AREA.

     We have extensive operations in the Williston Basin of Montana and North Dakota. As of December 31, 2002, our Cedar Creek Anticline properties in the Williston Basis represented approximately 75% of our proved reserves and 61% of our 2002 production. Any circumstance or event that negatively impacts production or marketing of oil and natural gas in the Williston Basin could reduce our earnings and cash flow.

DERIVATIVE INSTRUMENTS EXPOSE US TO RISKS OF FINANCIAL LOSS IN A VARIETY OF CIRCUMSTANCES.

     We use derivative instruments in an effort to reduce our exposure to fluctuations in the prices of oil and natural gas and to reduce our cash outflows related to interest. Our derivative instruments expose us to risks of financial loss in a variety of circumstances, including when:

     - a counterparty to our derivative instruments is unable to satisfy its obligations;

     - production is less than expected; or

     - there is an adverse change in the expected differential between the underlying price in the derivative instrument and actual prices received for our production.

     Derivative instruments may limit our ability to realize increased revenue from increases in the prices for oil and natural gas.

     We adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), on January 1, 2001. SFAS 133 generally requires us to record each hedging transaction as an asset or liability measured at its fair value. Each quarter we must record changes in the fair value of our hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period. Please read our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q for a more detailed discussion of our hedging program.

DRILLING OIL AND NATURAL GAS WELLS IS A HIGH-RISK ACTIVITY.

     Drilling oil and natural gas wells, including development wells, involves numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. We often are uncertain as to the future cost or timing of drilling, completing and producing wells. We may not recover all or any portion of our investment in drilling oil and natural gas wells.

     Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     - unexpected drilling conditions or miscalculations;

     - title problems;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - adverse weather conditions;

     - compliance with environmental and other governmental requirements, which may increase our costs or restrict our activities; and

     - cost of, or shortages or delays in the availability of, drilling rigs and equipment.

THE FAILURE TO REPLACE OUR RESERVES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Our future success depends upon our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Our proved reserves generally decline when reserves are produced, unless we conduct successful exploitation or development activities or acquire properties containing proved reserves, or both. We may not be able to find, develop or acquire additional reserves on an economic basis.

     Substantial capital is required to replace and grow reserves. If lower oil and natural gas prices or operating difficulties result in our cash flow from operations being less than expected or limit on our ability to borrow under our revolving credit facility, we may be unable to expend the capital necessary to find, develop or acquire new oil and natural gas reserves.

WE HAVE LIMITED CONTROL OVER THE ACTIVITIES ON PROPERTIES WE DO NOT OPERATE.

     Other companies operate some of the properties in which we have an interest. We have limited ability to influence or control the operation or future development of these non-operated properties or the amount of capital expenditures that we are required to fund with respect to them. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence or control the operation and future development of these properties could materially adversely affect the realization of our targeted returns on capital in drilling or acquisition activities and lead to unexpected future costs.

OUR BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY BE UNAVAILABLE OR INADEQUATE TO PROTECT US AGAINST THESE RISKS.

     Our operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as:

     - fires;

     - natural disasters;

     - explosions;

     - formations with abnormal pressures;

     - blowouts;

     - collapses of wellbore, casing or other tubulars;

     - failure of oilfield drilling and service tools;

     - uncontrollable flows of oil, natural gas, formation water or drilling fluids;

     - pressure forcing oil or natural gas out of the wellbore at a dangerous velocity coupled with the potential for fire or explosion;

     - changes in below ground pressure in a formation that cause surface collapse or cratering;

     - pipeline ruptures or cement failures;

     - environmental hazards, such as oil spills, natural gas leaks and discharges of toxic gases; and

     - weather.

If any of these events occur, we could incur substantial losses as a result of:

     - injury or loss of life;

     - damage to and destruction of property, natural resources and equipment;

     - pollution and other environmental damage;

     - regulatory investigations and penalties;

     - suspension of our operations; and

     - repair and remediation costs.

     We do not maintain insurance against the loss of oil or natural gas reserves as a result of operating hazards, nor do we maintain business interruption insurance. In addition, pollution and environmental risks generally are not fully insurable. We may experience losses for uninsurable or uninsured risks or losses in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

TERRORIST ACTIVITIES AND THE POTENTIAL FOR MILITARY AND OTHER ACTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The threat of terrorism and the impact of military and other action has caused instability in world financial markets and could lead to increased volatility in prices for oil and natural gas, all of which could adversely affect the markets for our operations. Future acts of terrorism could be directed against companies operating in the United States. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. These developments have subjected our operations to increased risk and, depending on their ultimate magnitude, could have a material adverse affect on our business.

OUR DEVELOPMENT AND EXPLOITATION OPERATIONS REQUIRE SUBSTANTIAL CAPITAL, AND WE MAY BE UNABLE TO OBTAIN NEEDED FINANCING ON SATISFACTORY TERMS.

     We make and will continue to make substantial capital expenditures in development and exploitation projects. We intend to finance these capital expenditures through a combination of cash flow from operations and external financing arrangements. Additional financing sources may be required in the future to fund our capital expenditures. Financing may not continue to be available under existing or new financing arrangements, or on acceptable terms, if at all. If additional capital resources are not available, we may be forced to curtail our drilling and other activities or be forced to sell some of our assets on an untimely or unfavorable basis.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     We depend to a large extent on the efforts and continued employment of I. Jon Brumley, our Chairman of the Board and Chief Executive Officer, Jon S. Brumley, our President, and other key personnel. The loss of the services of Mr.
I. Jon Brumley or Mr. Jon S. Brumley or other key personnel could adversely affect our business, and we do not have employment agreements with, and do not maintain key man insurance on the lives of, any of these persons. Our drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced geologists, engineers and other professionals. Competition for experienced geologists, engineers and some other professionals is extremely intense. If we cannot retain our technical personnel or attract additional experienced technical personnel, our ability to compete could be harmed.

THE MARKETABILITY OF OUR OIL AND NATURAL GAS PRODUCTION IS DEPENDENT UPON TRANSPORTATION FACILITIES OVER WHICH WE HAVE NO CONTROL.

     The marketability of our oil and natural gas production depends in part upon the availability, proximity and capacity of pipelines, oil and natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities could harm our business. We deliver oil and natural gas through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future.

COMPETITION IN THE OIL AND NATURAL GAS INDUSTRY IS INTENSE, AND MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNOLOGICAL AND OTHER RESOURCES THAN WE DO.

     We operate in the highly competitive areas of oil and natural gas acquisition, development, exploitation and production. The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies in each of the following areas:

     - acquiring desirable producing properties or new leases for future exploration;

     - marketing our oil and natural gas production;

     - integrating new technologies; and

     - acquiring the equipment and expertise necessary to develop and operate our properties.

     Many of our competitors have financial, technological and other resources substantially greater than ours, which may adversely affect our ability to compete with these companies. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to develop and exploit our oil and natural gas properties and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     Exploration, development, production and sale of oil and natural gas in North America are subject to extensive federal, state, provincial and local laws and regulations, including complex tax and environmental laws and regulations. We may be required to make large expenditures to comply with applicable laws and regulations, which could adversely affect our results of operations and financial condition. Matters subject to regulation include:

     - discharge permits for drilling operations;

     - drilling bonds;

     - spacing of wells;

     - unitization and pooling of properties;

     - environmental protection;

     - reports concerning operations; and

     - taxation.

Under these laws and regulations, we could be liable for:

     - personal injuries;

     - property damage;

     - oil spills;

     - discharge of hazardous materials;

     - reclamation costs;

     - remediation and clean-up costs; and

     - other environmental damages.

     We do not believe that full insurance coverage for all potential environmental damages is available at a reasonable cost, and we may need to expend significant financial and managerial resources to comply with environmental regulations and permitting requirements. We could incur substantial additional costs and liabilities in our oil and natural gas operations as a result of stricter environmental laws, regulations and enforcement policies.

     Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Further, these laws and regulations could change in ways that substantially increase our costs. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could make it more expensive for us to conduct our business or cause us to limit or curtail some of our operations.

THE CESSATION OF OPERATIONS BY ARTHUR ANDERSEN LLP WILL LIMIT OUR ABILITY TO USE THE CONSOLIDATED FINANCIAL STATEMENTS AUDITED BY ARTHUR ANDERSEN LLP AND COULD IMPACT OUR ABILITY TO ACCESS PUBLIC CAPITAL MARKETS AS WELL AS OUR INVESTORS' ABILITY TO SEEK POTENTIAL RECOVERIES FROM ARTHUR ANDERSEN LLP.

     Our consolidated financial statements as of and for the years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in giving said reports. Subsequent to Arthur Andersen LLP's completion of our 2001 audit, the firm was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation, has ceased practicing before the SEC and has lost the services of the material personnel responsible for our audit. As a result, it is not possible to obtain Arthur Andersen LLP's consent to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WE MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock. Please read "Description of Capital
Stock -- Preferred Stock" beginning on page 18.

RISKS RELATED TO OUR INDEBTEDNESS

OUR LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR CASH FLOW AND HAVE OTHER IMPORTANT AND POTENTIALLY ADVERSE CONSEQUENCES TO YOU.

     We had total indebtedness of $158.0 million as of March 31, 2003. Our debt level could have several important consequences to you, including:

     - it may be more difficult for us to satisfy our obligations;

     - we may have difficulties borrowing money in the future for acquisitions, to meet our operating expenses or for other purposes;

     - the amount of our interest expense may increase because certain of our borrowings not subject to interest rate protection hedges are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - we will need to use a portion of the money we earn to pay principal and interest on our debt, which will reduce the amount of money we have to fund working capital, capital expenditures and other business activities;

     - we may be more vulnerable to economic downturns and adverse developments in our industry; and

     - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which are beyond our control. Our earnings may not be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money, we may need to refinance all or part of our existing debt, sell assets, borrow more money or raise equity, which we may not be able to do on terms acceptable to us, if at all.

OUR REVOLVING CREDIT FACILITY AND OTHER DEBT INSTRUMENTS HAVE RESTRICTIVE COVENANTS THAT COULD AFFECT OUR FINANCIAL CONDITION.

     Our revolving credit facility and the indenture related to the 8 3/8% senior subordinated notes, which we refer to as the 8 3/8% notes, contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. The covenants under our revolving credit facility are similar but generally more restrictive than the covenants under the indenture.

     Our ability to borrow under our revolving credit facility is subject to financial covenants, including leverage, interest and fixed charge coverage ratios. Our revolving credit facility limits our ability to effect mergers, asset sales and change of control events. These covenants also contain restrictions regarding our ability to incur additional indebtedness in the future. In some cases, our subsidiaries are subject to similar restrictions that may restrict their ability to make distributions to us.

     The indenture related to our 8 3/8% notes also contains limitations on our ability to effect mergers and change of control events, as well as other limitations, including:

     - limitations on incurring additional indebtedness;

     - limitations on the sale of assets;

     - limitations on the declaration and payment of dividends or other restricted payments;

     - limitations on transactions with affiliates; and

     - limitations on liens.

     If we do not comply with these or other covenants and restrictions contained in our revolving credit facility, the indenture or the other agreements governing our other indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared due and payable. If we were unable to repay any borrowings when due, the lenders under our revolving credit facility could proceed against their collateral, which includes most of the assets we own, including the stock and assets of our subsidiaries. In addition, a default under our revolving credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross-acceleration or cross-default provisions. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

IN ADDITION TO OUR CURRENT INDEBTEDNESS, WE MAY INCUR SUBSTANTIALLY MORE DEBT. THIS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

     Together with our subsidiaries, we may incur substantially more debt in the future. Our revolving credit facility and the indenture governing the 8 3/8% notes contain restrictions on our incurrence of additional indebtedness. However, these restrictions are subject to qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of March 31, 2003, we had approximately $212.0 million additional borrowing capacity under our revolving credit facility, subject to specific requirements, including compliance with financial covenants. To the extent new debt is added to our current debt levels, the risks described above could substantially increase.

ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE RELATED TO THE 8 3/8% NOTES.

     Upon the occurrence of a change of control, as defined in the indenture for our 8 3/8% notes, we will be required to offer to repurchase all outstanding
8 3/8% notes. We may not have sufficient funds available to us to make the required repurchase of the 8 3/8% notes. In addition, our revolving credit facility provides that the occurrence of any change of control event constitutes an event of default, which could require that we repay all unpaid and outstanding indebtedness under the revolving credit facility and may limit the funds available for us to make any payments with respect to the 8 3/8% notes, including for the repurchase of the 8 3/8% notes. Our failure to purchase tendered 8 3/8% notes would constitute a default under the indenture governing the 8 3/8% notes which, in turn, could constitute a further event of default under our revolving credit facility.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

     The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

     - the risks associated with operating in one or two major geographic areas;

     - the risks associated with drilling of oil and natural gas wells in our exploitation efforts;

     - our ability to find, acquire, market, develop, and produce new properties;

     - oil and natural gas price volatility;

     - uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of exploitation expenditures;

     - operating hazards attendant to the oil and natural gas business;

     - drilling and completion risks that are generally not recoverable from third parties or insurance;

     - potential mechanical failure or underperformance of significant wells;

     - climatic conditions;

     - availability and cost of material and equipment;

     - derivative instruments;

     - actions or inactions of third-party operators of our properties;

     - our ability to find and retain skilled personnel;

     - availability of capital;

     - the strength and financial resources of our competitors;

     - regulatory developments;

     - environmental risks; and

     - general economic and business conditions and industry trends.

We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus. These factors are not necessarily all the important factors that could affect us. We advise you that you should (1) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include funding working capital requirements, capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities. Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                                 THREE                                  PERIOD FROM
                                                MONTHS                                 APRIL 22, 1998
                                                 ENDED      YEAR ENDED DECEMBER 31,    (INCEPTION) TO
                                               MARCH 31,   -------------------------    DECEMBER 31,
                                                 2003      2002   2001   2000   1999        1998
                                               ---------   ----   ----   ----   ----   --------------
Ratio of earnings to fixed charges...........     7.4x     5.8x   6.3x   2.2x   2.0x       --

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes plus fixed charges exclusive of capitalized interest. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of capitalized expenses relating to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor.

     We began operations on April 22, 1998. From inception until December 31, 1998, earnings were insufficient to cover fixed charges by $1,010,000.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. Subject to compliance with our revolving credit agreement and the indenture related to the 8 3/8% notes, we will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the "indentures."

     We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to the registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read "Where You Can Find More Information."

     In this summary description of the debt securities, all references to "Encore," "us" or "our" mean Encore Acquisition Company only, unless we state otherwise or the context clearly indicates otherwise.

GENERAL

     The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

     We conduct a substantial part of our operations through our subsidiaries, and our subsidiaries generate a significant part of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

     - any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

     - provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - the total principal amount of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities;

     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - the place or places where payments on the debt securities will be payable;

     - any provisions for redemption or early repayment;

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

     - the denominations in which we may issue the debt securities;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants this prospectus describes;

     - any restrictions or other provisions relating to the transfer or exchange of the debt securities;

     - any terms for the conversion or exchange of the debt securities for other securities issued by Encore or any other entity; and

     - any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

     - we default in performing any other covenant (a "covenant default") in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

     Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

     Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all notes or other indebtedness, including guarantees, of Encore for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

SUBSIDIARY GUARANTEES

     If specified in the prospectus supplement, subsidiaries of Encore may guarantee the obligations of Encore relating to its debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

     - the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

     - immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

     - our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

     - our failure to pay principal of or any premium on any debt securities of that series when due;

     - our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

     - our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

     - specified events involving bankruptcy, insolvency or reorganization of Encore; and

     - any other event of default provided for that series of debt securities.

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

     A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for that series;

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

     - the holder or holders offer to the trustee indemnity reasonably satisfactory to it;

     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable trustee; and

     - exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

     Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

MODIFICATION AND WAIVER

     We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of or change the time for payment of interest on any debt security;

     - reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

     - change the stated maturity of any debt security;

     - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

     - change any obligation to pay additional amounts on any debt security;

     - make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

     - impair the holder's right to institute suit for the enforcement of any payment on any debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture's provisions for modification;

     - waive a continuing default or event of default regarding any payment on any debt security; or

     - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

     We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

     - to provide any security for or add guarantees of any series of debt securities;

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

     - to add events of default with respect to any debt securities;

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

     - to provide for the acceptance of a successor or another trustee.

     The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

DISCHARGE AND DEFEASANCE

     We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

     - all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

     - all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

     To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

     In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

     - we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

     If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

     - register the transfer or exchange of debt securities;

     - replace stolen, lost or mutilated debt securities; and

     - maintain paying agencies and hold moneys for payment in trust.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

GOVERNING LAW

     New York law will govern the indentures and the debt securities.

TRUSTEE

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

     In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

     - during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

     - if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

BOOK-ENTRY DEBT SECURITIES

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 60,000,000 shares of common stock; and

     - 5,000,000 shares of preferred stock, issuable in series.

     As of June 30, 2003, there were 30,211,215 shares of common stock issued and outstanding, and no shares of our preferred stock were issued and outstanding.

     In the discussion that follows, we refer to our certificate of incorporation, as amended and restated, as our "certificate of incorporation" and to our amended and restated by-laws as our "by-laws." You should read our certificate of incorporation and by-laws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

COMMON STOCK

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock may not cumulate their votes in the election of directors. As a result, the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.

     Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. We have not paid dividends and intend to retain future earnings to provide funds for use in the operation and expansion of our business. In addition, the payment of dividends on the common stock may be limited by obligations we may have to holders of any preferred stock or by the provisions of our debt instruments. In particular, we are prohibited from paying any cash dividends by our revolving credit facility.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

     The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer and sell under this prospectus will also be fully paid and nonassessable.

     Our outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol "EAC." Any additional shares of common stock we offer and sell under this prospectus and related prospectus supplements will also be listed on the New York Stock Exchange.

PREFERRED STOCK

     At the direction of our board of directors, without any action by the holders of common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and, subject to some limitations our articles of incorporation set forth, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

     The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:

     - the series designation of the preferred stock;

     - the maximum number of shares of the series;

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

     - any liquidation preference;

     - any optional redemption provisions;

     - any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

     - any terms for the conversion or exchange of the preferred stock for any other securities;

     - any voting rights; and

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

     Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.

     The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

LIMITATION ON DIRECTORS' LIABILITY

     Our certificate of incorporation limits the liability of our directors to us or our stockholders such that no member of our board of directors will be personally liable for monetary damages for any breach of the member's fiduciary duty as a director, except for liability:

     - for any breach of the member's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

     - for any transaction from which the member derived an improper personal benefit.

     This provision could have the effect of discouraging or deterring our stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities, and we have entered into agreements with each of our directors which provide them with contractual rights of indemnification consistent with our by-laws.

ANTI-TAKEOVER PROVISIONS OF OUR BY-LAWS

     Our by-laws establish an advance notice procedure for the nomination of candidates for election as directors. In general, notice of intent to nominate a director at the annual meeting of stockholders or a special meeting of stockholders must contain specified information concerning the person to be nominated and be delivered to our principal executive offices:

     - with respect to elections to be held at the annual meeting of stockholders:

      - not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, or

      - if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 90 days after that anniversary date, not earlier than the 120th day before the meeting and not later than the close of business on the later of (1) the 90th day before the meeting and (2) the tenth day following the day on which we first make a public announcement of the date of the meeting.

     - with respect to elections to be held at a special meeting of stockholders for the election of directors, not earlier than the 120th day before the meeting and not later than the close of business on the later of (1) the 90th day before the meeting and (2) the tenth day following the day on which we first make a public announcement of the date of the meeting and of the nominees proposed by the board of directors to be elected at the meeting.

These procedures may operate to limit the ability of stockholders to nominate candidates for election as directors.

DELAWARE TAKEOVER STATUTE

     We have opted out of Section 203 of the Delaware General Corporation Law.
Section 203 regulates corporate acquisitions and prevents certain Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of
Section 203, a "business combination" includes, among other things, a merger or consolidation involving Encore and the interested stockholder and the sale of 10% or more of our assets to the interested stockholder. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

DELAWARE CORPORATE OPPORTUNITY PROVISION

     As permitted by Section 122(17) of the DGCL, our certificate of incorporation contains a provision that permits any of our current investor stockholders and their affiliates to participate in transactions relating exclusively to the acquisition, development and exploitation of North American oil and natural gas reserves without making such opportunities available to Encore. Our investor stockholders believe this provision is necessary and appropriate because of their other significant investments in entities that conduct operations in the oil and natural gas industry.

REGISTRATION RIGHTS

     The holders of approximately 18,503,426 shares of common stock are entitled to rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between us and the holders of such registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such common stock in the registration. Additionally, such holders are also entitled to demand registration rights, pursuant to which they may require us on up to three occasions to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we are required to use all reasonable efforts to effect such registration. All of these registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration within 180 days following an offering of our securities.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities from us;

     - the net proceeds we will receive from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - the initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use underwriters in the sale of the offered securities, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the offered securities is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the offered securities.

     In connection with an underwritten offering, the underwriters may make short sales of the offered securities and may purchase our securities on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase our securities in the open market to reduce the selling group members' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither we nor the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions we describe above may have on the price of the offered securities. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Baker Botts L.L.P., Houston, Texas, our counsel, will issue an opinion about the legality of any common stock, preferred stock or debt securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Encore Acquisition Company at December 31, 2002, and for the year then ended, appearing in Encore Acquisition Company 's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Our consolidated financial statements as of and for the years ended December 31, 2001 and 2000 incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Subsequent to Arthur Andersen LLP's completion of our 2001 audit, the firm was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation, has ceased practicing before the SEC, and has lost the services of the material personnel responsible for our audit. As a result, it is not possible to obtain Arthur Andersen LLP's consent to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                        INDEPENDENT PETROLEUM ENGINEERS

     Certain information with respect to the oil and natural gas reserves associated with our oil and natural gas properties is derived from the report of Miller and Lents, Ltd., independent petroleum engineers, and has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

     - our annual report on Form 10-K for the year ended December 31, 2002;

     - our quarterly report on Form 10-Q for the quarter ended March 31, 2003;

     - our current reports on Form 8-K filed with the SEC on February 3, 2003, February 13, 2003, March 27, 2003, and July 10, 2003; and

     - the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 21, 2000.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

        Encore Acquisition Company
        777 Main Street, Suite 1400
        Fort Worth, Texas 76102
        Attention: Corporate Secretary
        Telephone: (817) 877-9955

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide information other than that provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as we describe above for updated information.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 10, 2003

PROSPECTUS

                                 (ENCORE LOGO)

                                  $400,000,000

                           ENCORE ACQUISITION COMPANY
                          777 MAIN STREET, SUITE 1400
                            FORT WORTH, TEXAS 76102
                                 (817) 877-9955

                   8 3/8% SENIOR SUBORDINATED NOTES DUE 2012

     We may offer from time to time additional 8 3/8% Senior Subordinated Notes Due 2012. Our subsidiaries may guarantee any additional 8 3/8% Senior Subordinated Notes Due 2012. You should read this prospectus and the related prospectus supplement carefully before you invest in the 8 3/8% Senior Subordinated Notes Due 2012.

                             ---------------------

     YOU SHOULD CONSIDER CAREFULLY "RISK FACTORS" BEGINNING ON PAGE 1 BEFORE INVESTING IN THE NOTES.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

About This Prospectus.......................................     i
About Encore Acquisition Company............................     1
Risk Factors................................................     1
Forward-Looking Information.................................    11
Use of Proceeds.............................................    12
Ratio of Earnings to Fixed Charges..........................    12
Description of the Notes....................................    13
Plan of Distribution........................................    59
Legal Opinions..............................................    60
Independent Auditors........................................    60
Independent Petroleum Engineers.............................    61
Where You Can Find More Information.........................    61

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. Using this process and subject to compliance with our revolving credit facility and the indenture related to the 8 3/8% Senior Subordinated Notes Due 2012, we may offer 8 3/8% Senior Subordinated Notes Due 2012 in one or more offerings with a total initial offering price of up to $400,000,000. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                        ABOUT ENCORE ACQUISITION COMPANY

     We are a growing independent energy company engaged in the acquisition, development, exploitation and production of onshore North American oil and natural gas reserves. Since inception in 1998, we have sought to acquire high quality assets with potential for upside through low-risk development drilling projects.

     As of March 31, 2003, our properties are currently located in the Williston, Permian, Anadarko, Powder River and Paradox Basins. Our growth has come primarily from the acquisition of producing oil and natural gas properties and subsequent development of these properties. Since our inception through March 31, 2003, we have invested $379.4 million in acquiring producing oil and natural gas properties. Through March 31, 2003, we have invested another $226.3 million for development and exploitation of these properties.

     Our principal executive offices are located at 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Our main telephone number is (817) 877-9955. We maintain a website on the Internet at http://www.encoreacq.com. The information on our website is not incorporated by reference into this prospectus.

                                  RISK FACTORS

     You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

RISKS RELATED TO OUR BUSINESS

OIL AND NATURAL GAS PRICES ARE VOLATILE AND SUSTAINED PERIODS OF LOW PRICES COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Historically, the markets for oil and natural gas have been volatile, and these markets are likely to continue to be volatile in the future. Our revenues, profitability and future growth depend substantially on prevailing oil and natural gas prices. Lower oil and natural gas prices may reduce the amount of oil and natural gas that we can economically produce. Prevailing oil and natural gas prices also affect the amount of internally generated cash flow available for repayment of indebtedness and capital expenditures. In addition, the amount we can borrow under our revolving credit facility is subject to periodic redetermination based in part on changing expectations of future oil and natural gas prices.

     The factors that can cause oil and natural gas price volatility include:

     - the supply of domestic and foreign oil and natural gas;

     - the ability of members of the Organization of Petroleum Exporting Countries (OPEC) to agree upon and maintain oil prices and production levels;

     - political instability or armed conflict in oil or natural gas producing regions;

     - the level of consumer demand;

     - weather conditions;

     - the price and availability of alternative fuels;

     - domestic and foreign governmental regulations and taxes;

     - domestic political developments; and

     - worldwide economic conditions.

     The volatile nature of markets for oil and natural gas make it difficult to reliably estimate future prices. Any decline in oil and natural gas prices adversely affects our financial condition. If oil or natural gas prices decline significantly for a sustained period of time, we may, among other things, be unable to meet our financial obligations, make planned expenditures or raise additional capital.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY PROVE TO BE INACCURATE. ANY MATERIAL INACCURACIES IN OUR RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS COULD CAUSE THE QUANTITIES AND NET PRESENT VALUE OF OUR RESERVES TO BE OVERSTATED.

     Estimating quantities of proved oil and natural gas reserves is a complex process that requires interpretations of available technical data and numerous assumptions, including certain economic assumptions. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our reserves to be overstated.

     To prepare estimates of economically recoverable oil and natural gas reserves and future net cash flows, we must analyze many variable factors, such as historical production from the area compared with production rates from other producing areas. We must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also involves economic assumptions relating to commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs. Actual results most likely will vary from our estimates. Any significant variance could reduce the estimated quantities and present value of our reserves.

     You should not assume that the present value of future net cash flows from our proved reserves referred to or incorporated by reference in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from our proved reserves on prices and costs in effect on the date of the estimate, holding the prices and costs constant throughout the life of the properties. Actual future prices and costs may differ materially from those used in the net present value estimate, and future net present value estimates using then current prices and costs may be significantly less than the current estimate.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE DOWNS.

     We may be required to write down the carrying value of our oil and natural gas properties when future estimated oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves or increases in our estimates of operating expenses or development costs.

     We capitalize the costs to acquire, find and develop our oil and natural gas properties under the successful efforts accounting method. The net capitalized costs of our oil and gas properties may not exceed their estimated fair value. If net capitalized costs of our oil and gas properties exceed their fair value, we must charge the amount of the excess to earnings. We review the carrying value of our properties quarterly, based on changes in expectations of future oil and natural gas prices, expenses and tax rates. Once incurred, a write down of oil and gas properties is not reversible at a later date even if oil or gas prices increase.

OUR ACQUISITION STRATEGY SUBJECTS US TO NUMEROUS RISKS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Acquisitions are an essential part of our growth strategy, and our ability to acquire additional properties on favorable terms is important to our long-term growth. Depending on conditions in the acquisition market, it may be difficult or impossible for us to identify properties for acquisition or we may not be able to make acquisitions on terms that we consider economically acceptable. Even if we are able to identify suitable acquisition opportunities, our acquisition strategy depends upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals.

     The successful acquisition of producing properties requires an assessment of several factors, including:

     - recoverable reserves;

     - future oil and natural gas prices;

     - operating costs; and

     - potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices.

Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

     Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results. Furthermore, our financial position and results of operations may fluctuate significantly from period to period based on whether significant acquisitions are completed in particular periods. Competition for acquisitions is intense and may increase the cost of, or cause us to refrain from, completing acquisitions.

THE FAILURE TO PROPERLY MANAGE GROWTH THROUGH ACQUISITIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Growing through acquisitions and managing that growth will require us to continue to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage our employees. Pursuing and integrating acquisitions involves a number of risks, including:

     - diversion of management attention from existing operations;

     - unexpected losses of key employees, customers and suppliers of the acquired business;

     - conforming the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations; and

     - increasing the scope, geographic diversity and complexity of our operations.

     The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations.

A SUBSTANTIAL PORTION OF OUR PRODUCING PROPERTIES IS LOCATED IN ONE GEOGRAPHIC AREA.

     We have extensive operations in the Williston Basin of Montana and North Dakota. As of December 31, 2002, our Cedar Creek Anticline properties in the Williston Basis represented approximately 75% of our proved reserves and 61% of our 2002 production. Any circumstance or event that negatively impacts production or marketing of oil and natural gas in the Williston Basin could reduce our earnings and cash flow.

DERIVATIVE INSTRUMENTS EXPOSE US TO RISKS OF FINANCIAL LOSS IN A VARIETY OF CIRCUMSTANCES.

     We use derivative instruments in an effort to reduce our exposure to fluctuations in the prices of oil and natural gas and to reduce our cash outflows related to interest. Our derivative instruments expose us to risks of financial loss in a variety of circumstances, including when:

     - the counterparty to our derivative instruments is unable to satisfy its obligations;

     - production is less than expected; or

     - there is an adverse change in the expected differential between the underlying price in the derivative instrument and actual prices received for our production.

     Derivative instruments may limit our ability to realize increased revenue with increases in the prices for oil and natural gas.

     We adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), on January 1, 2001. SFAS 133 generally requires us to record each hedging transaction as an asset or liability measured at its fair value. Each quarter we must record changes in the fair value of our hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period. Please read our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q for a more detailed discussion of our hedging program.

DRILLING OIL AND NATURAL GAS WELLS IS A HIGH-RISK ACTIVITY.

     Drilling oil and natural gas wells, including development wells, involves numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. We often are uncertain as to the future cost or timing of drilling, completing and producing wells. We may not recover all or any portion of our investment in drilling oil and natural gas wells.

     Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     - unexpected drilling conditions or miscalculations;

     - title problems;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - adverse weather conditions;

     - compliance with environmental and other governmental requirements, which may increase our costs or restrict our activities; and

     - cost of, or shortages or delays in the availability of, drilling rigs and equipment.

THE FAILURE TO REPLACE OUR RESERVES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Our future success depends upon our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Our proved reserves generally decline when reserves are produced, unless we conduct successful exploitation or development activities or acquire properties containing proved reserves, or both. We may not be able to find, develop or acquire additional reserves on an economic basis.

     Substantial capital is required to replace and grow reserves. If lower oil and natural gas prices or operating difficulties result in our cash flow from operations being less than expected or limit on our ability to borrow under our revolving credit facility, we may be unable to expend the capital necessary to find, develop or acquire new oil and natural gas reserves.

WE HAVE LIMITED CONTROL OVER THE ACTIVITIES ON PROPERTIES WE DO NOT OPERATE.

     Other companies operate some of the properties in which we have an interest. We have limited ability to influence or control the operation or future development of these non-operated properties or the amount of capital expenditures that we are required to fund with respect to them. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence or control the operation and future development of these properties could materially adversely affect the realization of our targeted returns on capital in drilling or acquisition activities and lead to unexpected future costs.

OUR BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY BE UNAVAILABLE OR INADEQUATE TO PROTECT US AGAINST THESE RISKS.

     Our operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as:

     - fires;

     - natural disasters;

     - explosions;

     - formations with abnormal pressures;

     - blowouts;

     - collapses of wellbore, casing or other tubulars;

     - failure of oilfield drilling and service tools;

     - uncontrollable flows of oil, natural gas, formation water or drilling fluids;

     - pressure forcing oil or natural gas out of the wellbore at a dangerous velocity coupled with the potential for fire or explosion;

     - changes in below ground pressure in a formation that cause surface collapse or cratering;

     - pipeline ruptures or cement failures;

     - environmental hazards, such as oil spills, natural gas leaks and discharges of toxic gases; and

     - weather.

If any of these events occur, we could incur substantial losses as a result of:

     - injury or loss of life;

     - damage to and destruction of property, natural resources and equipment;

     - pollution and other environmental damage;

     - regulatory investigations and penalties;

     - suspension of our operations; and

     - repair and remediation costs.

     We do not maintain insurance against the loss of oil or natural gas reserves as a result of operating hazards, nor do we maintain business interruption insurance. In addition, pollution and environmental risks generally are not fully insurable. We may experience losses for uninsurable or uninsured risks or losses in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

TERRORIST ACTIVITIES AND THE POTENTIAL FOR MILITARY AND OTHER ACTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The threat of terrorism and the impact of military and other action has caused instability in world financial markets and could lead to increased volatility in prices for oil and natural gas, all of which could adversely affect the markets for our operations. Future acts of terrorism could be directed against companies operating in the United States. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. These developments have subjected our operations to increased risk and, depending on their ultimate magnitude, could have a material adverse affect on our business.

OUR DEVELOPMENT AND EXPLOITATION OPERATIONS REQUIRE SUBSTANTIAL CAPITAL, AND WE MAY BE UNABLE TO OBTAIN NEEDED FINANCING ON SATISFACTORY TERMS.

     We make and will continue to make substantial capital expenditures in development and exploitation projects. We intend to finance these capital expenditures through a combination of cash flow from operations and external financing arrangements. Additional financing sources may be required in the future to fund our capital expenditures. Financing may not continue to be available under existing or new financing arrangements, or on acceptable terms, if at all. If additional capital resources are not available, we may be forced to curtail our drilling and other activities or be forced to sell some of our assets on an untimely or unfavorable basis.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     We depend to a large extent on the efforts and continued employment of I. Jon Brumley, our Chairman of the Board and Chief Executive Officer, Jon S. Brumley, our President, and other key personnel. The loss of the services of Mr.
I. Jon Brumley or Mr. Jon S. Brumley or other key personnel could adversely affect our business, and we do not have employment agreements with, and do not maintain key man insurance on the lives of, any of these persons. Our drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced geologists, engineers and other professionals. Competition for experienced geologists, engineers and some other professionals is extremely intense. If we cannot retain our technical personnel or attract additional experienced technical personnel, our ability to compete could be harmed.

THE MARKETABILITY OF OUR OIL AND NATURAL GAS PRODUCTION IS DEPENDENT UPON TRANSPORTATION FACILITIES OVER WHICH WE HAVE NO CONTROL.

     The marketability of our oil and natural gas production depends in part upon the availability, proximity and capacity of pipelines, oil and natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities could harm our business. We deliver oil and natural gas through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future.

COMPETITION IN THE OIL AND NATURAL GAS INDUSTRY IS INTENSE, AND MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNOLOGICAL AND OTHER RESOURCES THAN WE DO.

     We operate in the highly competitive areas of oil and natural gas acquisition, development, exploitation and production. The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies in each of the following areas:

     - acquiring desirable producing properties or new leases for future exploration;

     - marketing our oil and natural gas production;

     - integrating new technologies; and

     - acquiring the equipment and expertise necessary to develop and operate our properties.

     Many of our competitors have financial, technological and other resources substantially greater than ours, which may adversely affect our ability to compete with these companies. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to develop and exploit our oil and natural gas properties and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     Exploration, development, production and sale of oil and natural gas in North America are subject to extensive federal, state, provincial and local laws and regulations, including complex tax and environmental laws and regulations. We may be required to make large expenditures to comply with applicable laws and regulations, which could adversely affect our results of operations and financial condition. Matters subject to regulation include:

     - discharge permits for drilling operations;

     - drilling bonds;

     - spacing of wells;

     - unitization and pooling of properties;

     - environmental protection;

     - reports concerning operations; and

     - taxation.

Under these laws and regulations, we could be liable for:

     - personal injuries;

     - property damage;

     - oil spills;

     - discharge of hazardous materials;

     - reclamation costs;

     - remediation and clean-up costs; and

     - other environmental damages.

     We do not believe that full insurance coverage for all potential environmental damages is available at a reasonable cost, and we may need to expend significant financial and managerial resources to comply with environmental regulations and permitting requirements. We could incur substantial additional costs and liabilities in our oil and natural gas operations as a result of stricter environmental laws, regulations and enforcement policies.

     Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Further, these laws and regulations could change in ways that substantially increase our costs. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could make it more expensive for us to conduct our business or cause us to limit or curtail some of our operations.

THE CESSATION OF OPERATIONS BY ARTHUR ANDERSEN LLP WILL LIMIT OUR ABILITY TO USE THE CONSOLIDATED FINANCIAL STATEMENTS AUDITED BY ARTHUR ANDERSEN LLP AND COULD IMPACT OUR ABILITY TO ACCESS PUBLIC CAPITAL MARKETS AS WELL AS OUR INVESTORS' ABILITY TO SEEK POTENTIAL RECOVERIES FROM ARTHUR ANDERSEN LLP.

     Our consolidated financial statements as of and for the years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in giving said reports. Subsequent to Arthur Andersen LLP's completion of our 2001 audit, the firm was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation, has ceased practicing before the SEC and has lost the services of the material personnel responsible for our audit. As a result, it is not possible to obtain Arthur Andersen LLP's consent to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WE MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

RISKS RELATED TO OUR INDEBTEDNESS

OUR LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR CASH FLOW AND HAVE OTHER IMPORTANT AND POTENTIALLY ADVERSE CONSEQUENCES TO YOU.

     We had total indebtedness of $158.0 million as of March 31, 2003. Our debt level could have several important consequences to you, including:

     - it may be more difficult for us to satisfy our obligations;

     - we may have difficulties borrowing money in the future for acquisitions, to meet our operating expenses or for other purposes;

     - the amount of our interest expense may increase because certain of our borrowings not subject to interest rate protection hedges are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - we will need to use a portion of the money we earn to pay principal and interest on our debt, which will reduce the amount of money we have to fund working capital, capital expenditures and other business activities;

     - we may be more vulnerable to economic downturns and adverse developments in our industry; and

     - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which are beyond our control. Our earnings may not be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money, we may need to refinance all or part of our existing debt, sell assets, borrow more money or raise equity, which we may not be able to do on terms acceptable to us, if at all.

OUR REVOLVING CREDIT FACILITY AND OTHER DEBT INSTRUMENTS HAVE RESTRICTIVE COVENANTS THAT COULD AFFECT OUR FINANCIAL CONDITION.

     Our revolving credit facility and the indenture related to the 8 3/8% senior subordinated notes, which we refer to as the 8 3/8% notes, contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. The covenants under our revolving credit facility are similar to but generally more restrictive than the covenants under the indenture.

     Our ability to borrow under our revolving credit facility is subject to financial covenants, including leverage, interest and fixed charge coverage ratios. Our revolving credit facility limits our ability to effect mergers, asset sales and change of control events. These covenants also contain restrictions regarding our ability to incur additional indebtedness in the future. In some cases, our subsidiaries are subject to similar restrictions that may restrict their ability to make distributions to us.

     The indenture related to our 8 3/8% notes also contains limitations on our ability to effect mergers and change of control events, as well as other limitations, including:

     - limitations on incurring additional indebtedness;

     - limitations on the sale of assets;

     - limitations on the declaration and payment of dividends or other restricted payments;

     - limitations on transactions with affiliates; and

     - limitations on liens.

     If we do not comply with these or other covenants and restrictions contained in our revolving credit facility, the indenture or the other agreements governing our other indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared due and payable. If we were unable to repay any borrowings when due, the lenders under our revolving credit facility could proceed against their collateral, which includes most of the assets we own, including the stock and assets of our subsidiaries. In addition, a default under our revolving credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross-acceleration or cross-default provisions. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

IN ADDITION TO OUR CURRENT INDEBTEDNESS, WE MAY INCUR SUBSTANTIALLY MORE DEBT. THIS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

     Together with our subsidiaries, we may incur substantially more debt in the future. Our revolving credit facility and the indenture governing the 8 3/8% notes contain restrictions on our incurrence of additional indebtedness. However, these restrictions are subject to qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of March 31, 2003, we had approximately $212.0 million additional borrowing capacity under our revolving credit facility, subject to specific requirements, including compliance with financial covenants. To the extent new debt is added to our current debt levels, the risks described above could substantially increase.

ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE RELATED TO THE 8 3/8% NOTES.

     Upon the occurrence of a change of control, as defined in the indenture for our 8 3/8% notes, we will be required to offer to repurchase all outstanding
8 3/8% notes. We may not have sufficient funds available to us to make the required repurchase of the 8 3/8% notes. In addition, our revolving credit facility provides that the occurrence of any change of control event constitutes an event of default, which could require that we repay all unpaid and outstanding indebtedness under the revolving credit facility and may limit the funds available for us to make any payments with respect to the 8 3/8% notes, including for the repurchase of the 8 3/8% notes. Our failure to purchase tendered 8 3/8% notes would constitute a default under the indenture governing the 8 3/8% notes which, in turn, could constitute a further event of default under our revolving credit facility.

SUBORDINATION OF THE 8 3/8% NOTES MAY LIMIT PAYMENT ON THE 8 3/8% NOTES.

     Our obligations under the 8 3/8% notes are subordinate in right of payment to all of our existing and future Senior Indebtedness, including borrowings under our revolving credit facility. As of March 31, 2003, we had approximately $8.0 million of Senior Indebtedness outstanding and $212.0 million of additional borrowing capacity under our revolving credit facility. We may incur additional Senior Indebtedness from time to time, subject to certain restrictions imposed by the indenture governing the 8 3/8% notes. By reason of the subordination of the 8 3/8% notes, in the event of our insolvency, liquidation or other reorganization, creditors who are holders of Senior Indebtedness must be paid in full before any payments may be made to holders of the 8 3/8% notes. There may not be sufficient assets remaining after payment of prior claims to pay amounts due on the 8 3/8% notes. In addition, under certain circumstances, no payments may be made with respect to the 8 3/8% notes if a default exists with respect to Senior Indebtedness. Please read "Description of the Notes -- Ranking" on page
15. The term "Senior Indebtedness" is defined in "Description of the Notes -- Certain Definitions" beginning on page 55.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Federal and state statutes allow courts, under specific circumstances, to void guarantees and require creditors such as the noteholders to return payments received from guarantors. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, for example, the guarantor, at the time it issued its guarantee:

     - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair compensation for the guarantee;

     - was insolvent or rendered insolvent by making the guarantee;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay them as they mature.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

RECEIPT OF PAYMENT ON THE 8 3/8% NOTES, AS WELL AS THE ENFORCEMENT OF REMEDIES UNDER THE SUBSIDIARY GUARANTEES, MAY BE LIMITED IN BANKRUPTCY OR IN EQUITY.

     An investment in the 8 3/8% notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of our subsidiary guarantors become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the 8 3/8% notes and in the exercise of enforcement remedies under the 8 3/8% notes or the subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include:

     - the automatic stay under the bankruptcy code;

     - avoidance of preferential transfers by a trustee or a debtor-in-possession;

     - substantive consolidation;

     - limitations of collectability of unmatured interest or attorneys' fees;
       and

     - forced restructuring of the 8 3/8% notes.

     If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the 8 3/8% notes could occur through the "cram-down" provision of the bankruptcy code. Under this provision, the 8 3/8% notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

     The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

     - the risks associated with operating in one or two major geographic areas;

     - the risks associated with drilling of oil and natural gas wells in our exploitation efforts;

     - our ability to find, acquire, market, develop, and produce new properties;

     - oil and natural gas price volatility;

     - uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of exploitation expenditures;

     - operating hazards attendant to the oil and natural gas business;

     - drilling and completion risks that are generally not recoverable from third parties or insurance;

     - potential mechanical failure or underperformance of significant wells;

     - climatic conditions;

     - availability and cost of material and equipment;

     - derivative instruments;

     - actions or inactions of third-party operators of our properties;

     - our ability to find and retain skilled personnel;

     - availability of capital;

     - the strength and financial resources of our competitors;

     - regulatory developments;

     - environmental risks; and

     - general economic and business conditions and industry trends.

     We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus. These factors are not necessarily all the important factors that could affect us. We advise you that you should (1) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the 8 3/8% notes for general corporate purposes. These purposes may include funding working capital requirements, capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities. Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                                                                        PERIOD FROM
                                            THREE MONTHS                               APRIL 22, 1998
                                               ENDED        YEAR ENDED DECEMBER 31,    (INCEPTION) TO
                                             MARCH 31,     -------------------------    DECEMBER 31,
                                                2003       2002   2001   2000   1999        1998
                                            ------------   ----   ----   ----   ----   --------------
Ratio of earnings to fixed charges........      7.4x       5.8x   6.3x   2.2x   2.0x            --

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes plus fixed charges exclusive of capitalized interest. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of capitalized expenses relating to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor.

     We began operations on April 22, 1998. From inception until December 31, 1998, earnings were insufficient to cover fixed charges by $1,010,000.

                            DESCRIPTION OF THE NOTES

     On June 25, 2002, we issued $150,000,000 aggregate principal amount of 8 3/8% Senior Subordinated Notes Due 2012 (the "Original Issue Notes") under an Indenture (the "Indenture") dated June 25, 2002 between us and Wells Fargo Bank, National Association, as trustee (the "Trustee"). All of those notes were subsequently exchanged for new notes in December 2002 in a transaction registered under the Securities Act of 1933. In this section, we refer to the notes issued in exchange for the Original Issue Notes as the "Exchange Notes."

     Subject to our compliance with the terms of our revolving credit facility and the covenant described under the subheading "-- Certain
Covenants -- Limitation on Indebtedness" beginning on page 22, we are entitled, without the consent of the holders of the Exchange Notes, to issue more notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Exchange Notes in an unlimited principal amount (the "Additional Notes"). The Exchange Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. The Exchange Notes and any Additional Notes actually issued are collectively referred to in this section as the "Notes."

     Certain terms used in this description are defined under the subheading
"-- Certain Definitions" beginning on page 37. In this description, the words "Company," "we," "us" and "our" refer only to Encore Acquisition Company and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, define your rights as holders of the Additional Notes. A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request.

BRIEF DESCRIPTION OF THE NOTES

     The Additional Notes will be:

     - unsecured senior subordinated obligations of the Company;

     - subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - senior in right of payment to any future Subordinated Obligations of the Company; and

     - fully and unconditionally guaranteed by each Subsidiary Guarantor.

PRINCIPAL, MATURITY AND INTEREST

     The Company will issue the Additional Notes initially in denominations of $1,000 and any integral multiple of $1,000. The Additional Notes will mature on June 15, 2012. As described above, Subject to our compliance with the covenant described under the subheading "-- Certain Covenants -- Limitation on Indebtedness" beginning on page 22, we are entitled, without the consent of the holders of the Exchange Notes, to issue Additional Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby in an unlimited principal amount. The Exchange Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

     Interest on the Additional Notes will accrue at the rate of 8 3/8% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on the first June 15 or December 15 after the date of first issue. We will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on these Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to June 15, 2007.

     On and after June 15, 2007, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2007........................................................   104.188%
2008........................................................   102.792%
2009........................................................   101.396%
2010 and thereafter.........................................   100.000%

     Prior to June 15, 2005, we may at our option on one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to the redemption date at a redemption price (expressed as a percentage of principal amount) of 108.375%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

          (1) at least 65% of such aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

     We will be entitled, at our option, at any time as a whole prior to June 15, 2007, to redeem the Notes at a redemption price equal to the sum of:

          (1) the principal amount thereof, plus

          (2) accrued and unpaid interest, if any, to the redemption date, plus

          (3) the Applicable Premium at the redemption date.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions
"-- Change of Control" and "-- Certain Covenants -- Limitation on Sales of Assets and

Subsidiary Stock" beginning on pages 19 and 22, respectively. We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

     The Notes will be fully and unconditionally guaranteed by our Subsidiary Guarantors, all of which are 100% wholly-owned subsidiaries of the Company. The Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the Notes. The Subsidiary Guarantors include all of our Subsidiaries existing on the Issue Date and, except as described under "-- Future Guarantors" on page 32, will include any of our future Restricted Subsidiaries that Incur Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Relating to Our
Indebtedness -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" on page 8.

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Risks Relating to Our Indebtedness -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" on page 8.

     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of that Subsidiary Guarantor;

          (2) upon the sale or disposition of all or substantially all the assets of that Subsidiary Guarantor; or

          (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture.

RANKING

  SENIOR INDEBTEDNESS VERSUS NOTES

     The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the Revolving Credit Facility.

     As of March 31, 2003:

          (1) the Company's Senior Indebtedness was approximately $8.0 million, all of which is secured indebtedness;

          (2) the Senior Indebtedness of the Subsidiary Guarantors was approximately $8.0 million, all of which consisted of their respective guaranties of Senior Indebtedness of the Company under our Revolving Credit Facility; and

          (3) the Exchange Notes were not and Additional Notes would not have been senior to any other Indebtedness.

     Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. Please read "-- Certain
Covenants -- Limitation on Indebtedness" beginning on page 22.

LIABILITIES OF SUBSIDIARIES VERSUS NOTES

     All of our operations are conducted through our subsidiaries. Although all of our current subsidiaries are guaranteeing the Exchange Notes and will guarantee the Additional Notes, we may in the future have subsidiaries that are not Subsidiary Guarantors. Claims of creditors of such non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

     Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. Please read "-- Certain
Covenants -- Limitation on Indebtedness" beginning on page 22.

OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

     We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

PAYMENT OF NOTES

     We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below on page 35 and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

          (1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

          (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

     Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

          (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration.

     A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior

Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance" on page 35.

BOOK-ENTRY, DELIVERY AND FORM

     We will issue the Notes in the form of one or more global notes (the "Global Note"). The Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, and only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     The Company expects that pursuant to procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Note for all purposes of such Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the Notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, premium, if any, and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

          (1) the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

          (2) we in our discretion at any time determine not to have all the Notes represented by the Global Note; or

          (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

     Any Note that is exchangeable as described above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

SAME-DAY PAYMENT

     The Indenture requires us to make payments in respect of Notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), then unless the Company shall have exercised its right to redeem all the Notes each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and

     13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (2) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors (together with (A) any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and
     (B) any representative of a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

     Unless the Company has exercised its right to redeem all the Notes and shall have delivered an irrevocable notice of redemption to the Trustee, within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" beginning on page 22. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Revolving Credit Facility provides that the occurrence of any change of control event with respect to the Company constitutes a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company (including the Revolving Credit Facility) restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company (determined on a consolidated basis) to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture contains the following covenants, which are all of the material covenants included in the Indenture.

COVENANT SUSPENSION

     During any period that the Notes have a rating equal to or higher than BBB-by S&P and Baa3 by Moody's ("Investment Grade Ratings") and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will not be subject to the following covenants described in:

          (a) paragraphs (a) through (d) of the covenant described under "-- Limitation on Indebtedness" beginning on this page;

          (b) "-- Limitation on Restricted Payments" on page 24;

          (c) "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries" on page 27;

          (d) "-- Limitation on Sales of Assets and Subsidiary Stock" on page
     28;

          (e) "-- Limitation on Affiliate Transactions" on page 30;

          (f) clause (3) of the covenant described under "-- Merger and Consolidation" on page 31; and

          (g) "-- Future Guarantors" on page 32.

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently one or both of S&P and Moody's downgrades the rating assigned to the Notes below BBB-, in the case of S&P, and below Baa3, in the case of Moody's, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants (subject to subsequent suspension if the Notes again receive Investment Grade Ratings), and, with respect to Restricted Payments proposed to be made after the time of such downgrade, the permissibility of such proposed Restricted Payments will be calculated in accordance with the terms of the covenant described below on page 24 under "-- Limitation on Restricted Payments" as though such covenant had been in effect since the Issue Date.

LIMITATION ON INDEBTEDNESS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $300 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" on page 28 and (B) $150 million plus 20% of ACNTA as of the date of such Incurrence;

          (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, unless such Indebtedness is owing to a Subsidiary Guarantor, such

     Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

          (3) the Notes (but excluding any Additional Notes) and all Subsidiary Guaranties;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4), or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

          (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness outstanding on the Issue Date or permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

          (8) Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

          (9) obligations in respect of performance, bid and surety bonds, including Guarantees and letters of credit functioning as or supporting such performance, bid and surety bonds, completion guarantees and other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (11) Indebtedness consisting of any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Subsidiary Guarantor outstanding on the Issue Date or permitted by the Indenture to be Incurred by the Company or a Subsidiary Guarantor;

          (12) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of the Company and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause, in an aggregate principal amount at any one time outstanding not to exceed $25 million;

          (13) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

          (14) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

          (15) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed $25 million of which not more than $10 million may be Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors.

     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant:

          (1) the Indebtedness that remained outstanding under the Revolving Credit Facility after the application of the net proceeds from the sale of the Original Issue Notes is treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

          (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, or is entitled to be incurred in compliance with the Consolidated Coverage Ratio in clause (a) of this covenant, the Company, in its sole discretion, may classify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above or as having been incurred in compliance with the Consolidated Coverage Ratio in clause (a) of this covenant.

     (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in right of payment to any Senior Indebtedness of such Person, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person.

LIMITATION ON RESTRICTED PAYMENTS

     (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness" beginning on page 22; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements of the Company are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

             (B) 100% of the aggregate Net Cash Proceeds or the fair market value of property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a

        Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

             (C) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; provided, however, that if such employee stock ownership plan or trust incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount shall be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made from time to time by such employee stock ownership plan or trust with respect to such Indebtedness; plus

             (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

             (E) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess shall not be included in this clause (E) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A)-(D); plus

             (F) $15.0 million.

     (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from one or more of its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause
     (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness" beginning on page 22; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock of the Company or a Subsidiary Guarantor made by conversion into or exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of, Disqualified Stock of the Company which is permitted to be issued pursuant to the covenant described under "-- Limitation on Indebtedness" beginning on page 22; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments at the time of payment;

          (5) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions and retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.0 million in any calendar year; provided further, however, that such purchases, redemptions and other acquisitions and retirements shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases, acquisitions or retirements of shares of Company common stock deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans when shares are surrendered to pay all or a portion of the exercise price or to satisfy any federal income tax obligations; provided, however, that such repurchases, acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;

          (7) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this covenant; provided, however, that such payment will be excluded in the calculation of the amount of Restricted Payments;

          (8) upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenants described under "-- Change of Control" above on page 19 or "-- Limitation on Sales of Assets and Subsidiary Stock" below on page 28, (including the purchase of all Notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, no Default shall have occurred and be continuing (or would result therefrom), and (B) such purchase, repurchase redemption, defeasance or other acquisition and retirement for value will be excluded in the calculation of the amount of Restricted Payments.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment.

     For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1) with respect to clauses (a), (b) and (c),

             (i) any encumbrance or restriction pursuant to an agreement governing Indebtedness or Capital Stock and other agreements or instruments in effect at or entered into on the Issue Date;

             (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary or Capital Stock or other agreement or instrument of such Restricted Subsidiary in existence on or prior to the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Indebtedness Incurred, Capital Stock issued or agreements or instruments entered into as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

             (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing in whole or in part of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii) or clause (B) of clause (2) of this covenant or contained in any amendment to, or modification, restatement, renewal, increase, supplement, replacement or extension of, an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii) or clause (B) of clause (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, replacement or extension agreement are not materially more restrictive, taken as a whole, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

             (iv) any customary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to a merger agreement or an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (v) customary encumbrances and restrictions contained in agreements of the types described in the definition of the term "Permitted Business Investments;" and

             (vi) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders' agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and

          (2) with respect to clause (c) only,

             (A) any such encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting or sublicensing) in leases governing leasehold interests and licenses to the extent such provisions restrict the transfer of the lease or license or the property leased, or licensed thereunder;

             (B) any encumbrance or restriction contained in credit agreements, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such credit agreements, security agreements or mortgages;

             (C) encumbrances and restrictions contained in any agreement, instrument or Capital Stock assumed by the Company or any of its Restricted Subsidiaries or for which any of them becomes liable as in effect at the time of such transaction (except to the extent such agreement, instrument or Capital Stock was entered into in connection with or in contemplation of such transaction), which encumbrances and restrictions are not applicable to any assets other than assets acquired in connection with such transaction and all improvements, additions and accessions thereto and products and proceeds thereof;

             (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

             (E) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

             (F) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or such Restricted Subsidiary.

LIMITATION ON LIENS

     The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness of any kind except for Permitted Liens, on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, unless (A) in the case of any Lien securing Subordinated Obligations, the Notes are secured by a Lien on such assets that is senior in priority to such Lien and (B) in the case of any other Lien, the Notes are either secured equally and ratably with such Indebtedness or are secured by a Lien on such assets that is senior in priority to such Lien.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision), of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, oil and natural gas properties or capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

        provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Upon any Asset Disposition by an Oil and Gas Royalty Trust in which the Company or any Restricted Subsidiary owns Capital Stock, the Company or such Restricted Subsidiary will apply the Net Available Cash therefrom as provided in clause (a)(3) of this covenant.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $20 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

          (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of receipt.

     Notwithstanding the foregoing, the 75% limitation referred to in paragraph
(a)(2) above shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

     The requirement of clause (a)(3)(B) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

     (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will make such offer to purchase Notes on or before the 366th day after the date of such Asset Disposition or the receipt of such Net Available Cash, and will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $20 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

LIMITATION ON AFFILIATE TRANSACTIONS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $20 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case not prohibited to be made pursuant to the covenant described under "-- Limitation on Restricted Payments" on page 24;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other benefit plans approved by the Board of Directors;

          (3) loans or advances to officers, directors and employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

          (4) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (6) reasonable fees and reasonable compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or the Company's senior management; and

          (7) any agreement as in effect on the Issue Date and described in the offering circular related to the Original Issue Notes or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness" beginning on page 22;

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture; and

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     provided, however, that clause (3) will not be applicable to (A) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or part of its properties and assets to the Company or a Subsidiary Guarantor or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction within the United States of America or (C) at a time when the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company (if not the Company) will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor (other than Encore Operating, L.P. and any Subsidiary Guarantor that directly or indirectly holds any equity interest in Encore Operating, L.P.) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company complies with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" on page 28 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not already a Subsidiary Guarantor, such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) in the event a Guaranty Agreement is executed and delivered pursuant to clause (1) above, the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such Guaranty Agreement, if any, complies with the Indenture.

FUTURE GUARANTORS

     The Company will cause each Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness Incurred pursuant to and in compliance with the last clause of paragraph (b)(15) of the covenant described under "-- Limitation on Indebtedness" beginning on page 22) to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections (but, without exhibits in the case of Noteholders), such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in the payment of interest on the Notes when due, continued for 30 days;

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness", "-- Limitation on Restricted Payments", "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries", "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions", "-- Future Guarantors", or "-- SEC Reports";

          (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

          (8) any judgment or decree for the payment of money in excess of $10 million above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemniter has not disclaimed responsibility is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

          (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with he terms of such Subsidiary Guaranty) for five days after notice or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "Guaranty Failure Provision").

     However, a default under clauses (4), (5) and (9) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     The holders of a majority in principal amount of the outstanding Notes generally are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     The Indenture generally may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of Notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" beginning on page 14 above;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

          (9) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders in any material respect.

     Notwithstanding the preceding, the covenant described under the caption "-- Change of Control" on page 19 may be waived or amended as described in the last paragraph of the description.

     Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

          (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

          (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

          (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless such holder of such Senior Indebtedness (or its Representative) consents to such change or as otherwise permitted by the notes, debentures, bonds or other similar instruments evidencing such Senior Indebtedness.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

     In addition, at any time we may terminate our obligations under "-- Change of Control" on page 19 and under the covenants described under "-- Certain Covenants" beginning on page 22 above (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default and Guarantor failure provision described under "-- Defaults" beginning on page 33 above and the limitations contained in clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" on page 31 above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), (8) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (9) under "-- Defaults" beginning on page 33 above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" on page 31 above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     Wells Fargo Bank, National Association is the Trustee under the Indenture. We have appointed the Trustee as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, except the Trustee may refuse to follow any direction that conflicts with the terms of the Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders. If an Event of Default occurs (and is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder offers to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

     The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property, plant or equipment used in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

     provided, however, that any such Restricted Subsidiary described in clause
     (2) or (3) above is primarily engaged in a Related Business.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination:

          (a) the sum of:

             (1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries (including oil and natural gas reserves attributable to the net profits interests owned by an Oil and Gas Royalty Trust to the extent such net profits interests are attributable to the Company or a Restricted Subsidiary by virtue of its ownership of Capital Stock of such Oil and Gas Royalty Trust) calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) of:

                (A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

                (B) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, and decreased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) attributable to:

                (C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

                (D) reductions in the estimated oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations; provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

             (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination;

             (3) the Net Working Capital as of the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination; and

             (4) the greater of (i) the net book value as of a date no earlier than the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year for which financial statements of the Company have been made publicly available prior to the date of determination (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

          (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

             (1) minority interests;

             (2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited consolidated financial statements;

             (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

             (4) the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

             (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "ACNTA" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments", "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. No Person shall be deemed an Affiliate of an Oil and Gas Royalty Trust solely by virtue of ownership of Capital Stock of such trust.

     "Applicable Premium" means, with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note at such time and (2) the excess of (A) the present value at such time of the principal amount of such Note plus any required interest payments due on such Note through June 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary or by any Oil and Gas Royalty Trust, the Capital Stock of which is owned by the Company or a Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or of an Oil and Gas Royalty Trust;

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary;

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary; or

          (4) any net profits interests held by any such Oil and Gas Royalty Trust (other than, in the case of clauses (1), (2) and (3) above,

             (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

             (B) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only,
        (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "-- Certain Covenants -- Merger and Consolidation"; and

             (C) the trade or exchange by the Company or any Restricted Subsidiary of any oil or natural gas property or interest therein of the Company or such Restricted Subsidiary for any oil or natural gas property or interest therein of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the oil or natural gas property or interest therein (including any cash or cash equivalents) so traded or exchanged;

             (D) the creation of a Lien;

             (E) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

             (F) a disposition of the Capital Stock of or any Investment in any Unrestricted Subsidiary other than an Oil and Gas Royalty Trust;

             (G) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

             (H) any disposition of defaulted receivables that arose in the ordinary course of business for collection;

             (I) the contribution of net profits interests in oil and natural gas properties to an Oil and Gas Royalty Trust that is wholly owned by the Company or a Restricted Subsidiary at the time or as the result of such contribution; and

             (J) a disposition of assets with a fair market value of less than $1.0 million.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Indebtedness" means all Obligations pursuant to Credit Facilities.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, units of beneficial interests (including of an Oil and Gas Royalty Trust), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial information of the Company has been made publicly available prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned (if any) during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of material assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such

     Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

     The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility, the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing, shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to Interest Rate Agreements;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

     minus, to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) the Company's equity in a net loss of any such Person for such period shall not be included in determining such

        Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by the Company or a Restricted Subsidiary during such period;

          (2) solely for the purposes of determining the aggregate amount available for Restricted Payments under clause (a)(3) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments," any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain or loss, together with any related provision for taxes on such gain or loss and all related fees and expenses, realized in connection with (A) the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and (B) the disposition of any securities of any Person or the extinguishment of any Indebtedness of the Company or any of its Subsidiaries;

          (5) extraordinary or non-recurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses; and

          (6) the cumulative effect of a change in accounting principles;

          (7) any impairment losses on oil and natural gas properties;

          (8) any unrealized noncash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS
     133); and

          (9) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

     Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(E) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

          (1) the par or stated value of all outstanding Capital Stock of the Company plus

          (2) paid-in capital or capital surplus relating to such Capital Stock plus

          (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including under the Revolving Credit Facility) or commercial paper facilities with banks or other lenders providing revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness", with respect to a Person means:

          (1) the Bank Indebtedness; and

          (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) (is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

     in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable, as measured by the purchase or redemption price or the breadth of the definition of the event or events triggering such purchase or redemption obligation, to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control"; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     and (B) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or Subsidiaries of the Company or by any such plan to such employees and may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations shall not constitute Disqualified Stock.

     The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation, depletion, exploration and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

             (A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

             (B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion, exploration and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Existing Investments" means assets (including securities) held by the Company or any of the Restricted Subsidiaries as consideration for an Investment made on or before the Issue Date or acquired thereafter pursuant to any agreement or obligation as in effect on the Issue Date.

     "GAAP" means accounting principles generally accepted in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the

     Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

     provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any Indebtedness.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "-- Certain Covenants -- Limitation on Indebtedness":

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

          (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

          (4) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and accrued expenses);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends) (and the term "Incur Indebtedness" and similar terms include issuances of such Disqualified Stock and Preferred Stock);

          (6) all obligations of the types referred to in clauses (1) through
     (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the types referred to in clauses (1) through
     (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the liquidation value of such property or asset and the amount of the obligation so secured;

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (9) any Guarantee by such Person of production or payment with respect to a Production Payment,

     if and to the extent, in the case of obligations of the types referred to in clauses (1), (2) and (3) above, such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

     Except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute "Indebtedness."

     Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, hat, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee but excluding any such extension of credit made in the ordinary course of business to any customer or supplier) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person.

Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means June 25, 2002.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, Texas or Minnesota.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated development costs) of more than 50% during a fiscal quarter in the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

          (1) any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

          (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Moody's" means Moody's Investors Services, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received (and, in the case of an Asset Disposition by an Oil and Gas Royalty Trust, only as and when received by the Company or any Restricted Subsidiary), but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local and other taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and any relocation expenses incurred or assumed in connection with such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve for adjustment in respect of the sale price of the assets that were the subject of such Asset Disposition or as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Oil and Gas Business" means:

          (1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other hydrocarbon and mineral properties;

          (2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

          (3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

          (4) any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participates;

          (5) any business relating to oil field sales and service; and

          (6) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

     "Oil and Gas Royalty Trust" means a trust that is an Unrestricted Subsidiary formed by the Company or a Restricted Subsidiary to hold net profits interests in any of the Company's and its Restricted Subsidiaries' oil and natural gas properties that, at all times:

          (1) holds no assets other than (a) net profits interests in the Company's and its Restricted Subsidiaries' oil and natural gas properties and (b) Temporary Cash Investments;

          (2) conducts no business or activities other than the holding of the assets permitted by clause (1) above and the distribution of its available funds as required by clause (3) below;

          (3) distributes all funds (less reasonable reserves, if any, for operating liabilities as determined by the trustee) held by it to its unit holders on a pro rata basis no less frequently than monthly;

          (4) does not incur, nor permit to exist, directly or indirectly, any Indebtedness other than Indebtedness Incurred for its routine administrative expenses;

          (5) is not permitted to sell its net profits interests except in immaterial amounts or when revenue from such interests fall below $1.0 million annually;

          (6) is not permitted to sell its net profits interests except for cash equal to the fair market value thereof (as determined in good faith by the trustee of such Oil and Gas Royalty Trust, whose determination shall be conclusive);

          (7) is not permitted to issue Capital Stock except to the Company or a Restricted Subsidiary in exchange for the conveyance to such Oil and Gas Royalty Trust of net profits interests in connection with its formation; and

          (8) is governed by a trust agreement that requires the trustee to operate the Oil and Gas Royalty Trust in compliance with the terms of clauses (1) through (7) above.

     "Oil and Natural Gas Hedging Contract" means any oil and natural gas hedging agreement, and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

          (1) ownership interests in oil, natural gas, other hydrocarbon and mineral properties or gathering, transportation, processing, storage or related systems; and

          (2) entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

     "Permitted Holders" means

          (1) I. Jon Brumley;

          (2) Jon S. Brumley;

          (3) Warburg Pincus Equity Partners L.P.;

          (4) J.P. Morgan Partners (SBIC), LLC;

          (5) trusts, the sole beneficiaries and trustees of which are the individuals listed in clauses (1) and (2) above or their immediate family members;

          (6) corporations, partnerships and other entities (a) of which the individuals listed in clauses (1) and (2) above or their immediate family members are the beneficial owners of all Capital Stock and other equity or voting interests and (b) that are controlled by such individuals and their immediate family members; and

          (7) any Affiliates as of the Issue Date or successors of any of the entities listed in clauses (3) and (4) above.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) cash and Temporary Cash Investments;

          (3) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (5) loans or advances to officers, directors and employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (6) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" or consideration received for a disposition not constituting an Asset Disposition;

          (8) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (9) any acquisitions of Capital Stock solely in exchange for Capital Stock (other than Disqualified Stock) of the Company; provided, however, that the fair market value of such Capital Stock, when taken together with all other Capital Stock acquired pursuant to this clause (9) and at the time owned by the Company or its Restricted Subsidiaries, does not exceed $10.0 million;

          (10) Hedging Obligations;

          (11) obligations of one or more officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with such individual's acquisition of shares of Capital Stock of the Company (and refinancings of the principal thereof and accrued interest thereon) so long as no net cash or other assets of the Company and its Restricted Subsidiaries is paid by the Company or any of its Restricted Subsidiaries to such individuals in connection with the acquisition of any such obligations;

          (12) Existing Investments and any Investments made with the proceeds of any dispositions thereof;

          (13) Permitted Business Investments;

          (14) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

          (15) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

          (16) Investments in a wholly-owned Unrestricted Subsidiary that constructs and owns an office building for use as the Company's headquarters in an aggregate amount not to exceed $10 million at any one time outstanding;

          (17) Investments in Capital Stock of any Oil and Gas Royalty Trust;
     and

          (18) any Person, not otherwise permitted to be made pursuant to clause
     (1) through (17), in an aggregate amount, which when taken together with all other Investments made on or after the Issue Date pursuant to this clause, does not exceed $20 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens securing Senior Indebtedness;

          (2) Liens in favor of the Company or a Restricted Subsidiary;

          (3) Liens securing the Notes;

          (4) Liens existing as of the Issue Date;

          (5) Liens for taxes, assessments and governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (6) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or contract incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (7) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations, including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on state, Federal or foreign lands or waters);

          (8) Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default;

          (9) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

          (10) Liens on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

          (11) Liens on pipeline or pipeline facilities that arise under operation of law;

          (12) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil, natural gas, other hydrocarbon and mineral leases, farm-out or farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

          (13) Liens reserved in oil, natural gas, other hydrocarbon and mineral leases for bonus or rental payments and for compliance with the terms of such leases;

          (14) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes for which such properties are held by the Company or such Subsidiaries;

          (15) Liens encumbering assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such assets;

          (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (17) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

          (19) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Company or any of its Restricted Subsidiaries on deposit with or in the possession of such institutions; and

          (20) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under "Certain Covenants -- Limitation on Restricted Payments."

     In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Production Payments and Reserve Sales" means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest thereon and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

     provided further, however, that Refinancing Indebtedness shall not include
     (A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means the Oil and Gas Business and any other business in which the Company or a Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary thereto.

     "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the Credit Agreement among the Company, Encore Operating, L.P., Fleet National Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, and the financial institutions listed on Schedule I thereto as Banks.

     "S&P" means Standard and Poor's Ratings Group.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (3) any obligation of such Person to any Subsidiary;

          (4) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (5) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (6) any Indebtedness or other Obligation (and any accrued and unpaid interest in respect thereof) of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (7) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Subsidiary Guarantor" means EAP Energy, Inc., EAP Operating, Inc., EAP Properties, Inc., Encore Energy Services, L.P. and Encore Operating, L.P. and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture, in each case unless and until such subsidiary is released from its obligations under its Subsidiary Guaranty pursuant to the terms of the Indenture.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand accounts and time deposit accounts, bankers acceptances, overnight bank deposits, certificates of deposit and money market deposits maturing within twelve months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $10.0 million in the aggregate;

          (4) repurchase (or reverse repurchase) obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to June 15, 2007 or, in the case of defeasance, to maturity; provided, however, that if the average life to June 15, 2007 or maturity, as the case may be, of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to June 15, 2007 or maturity, as the case may be, of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments".

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                              PLAN OF DISTRIBUTION

     We may sell the 8 3/8% notes in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the 8 3/8% notes from us;

     - the net proceeds we will receive from the sale of the 8 3/8% notes ;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - the initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale of the 8 3/8% notes , the underwriters will acquire the 8 3/8% notes for their own account. The underwriters may resell the 8 3/8% notes from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer 8 3/8% notes to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the 8 3/8% notes will be subject to several conditions, and the underwriters will be obligated to purchase all the 8 3/8% notes if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use underwriters in the sale of the 8 3/8% notes , rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the 8 3/8% notes is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the 8 3/8% notes.

     In connection with an underwritten offering, the underwriters may make short sales of the 8 3/8% notes and may purchase our 8 3/8% notes on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of 8 3/8% notes than they are required to purchase in the offering. "Covered" short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our 8 3/8% notes in the open market. In determining the source of 8 3/8% notes to close out the covered short position, the underwriters will consider, among other things, the price of 8 3/8% notes available for purchase in the open market as compared to the price at which they may purchase 8 3/8% notes through the over-allotment option. "Naked" short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our 8 3/8% notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the 8 3/8% notes in the open market after pricing that could adversely affect investors who purchase in the offering.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase our 8 3/8% notes in the open market to reduce the selling group members' short position or to stabilize the price of the 8 3/8% notes, they may reclaim the amount of the selling concession from the selling group members who sold those 8 3/8% notes as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither we nor the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions we describe above may have on the price of the 8 3/8% notes . In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     If we use dealers in the sale of 8 3/8% notes , we will sell the 8 3/8% notes to them as principals. They may then resell those 8 3/8% notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the 8 3/8% notes directly. In that event, no underwriters or agents would be involved. We may also sell the 8 3/8% notes through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the 8 3/8% notes , and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the 8 3/8% notes directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those 8 3/8% notes . We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase 8 3/8% notes from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Baker Botts L.L.P., Houston, Texas, our counsel, will issue an opinion about the legality of any 8 3/8% notes we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Encore Acquisition Company at December 31, 2002, and for the year then ended, appearing in Encore Acquisition Company 's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Our consolidated financial statements as of and for the years ended December 31, 2001 and 2000 incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Subsequent to Arthur Andersen LLP's completion of our 2001 audit, the firm was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation, has ceased practicing before the SEC, and has lost the services of the material personnel responsible for our audit. As a result, it is not possible to obtain Arthur Andersen LLP's consent to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                        INDEPENDENT PETROLEUM ENGINEERS

     Certain information with respect to the oil and natural gas reserves associated with our oil and natural gas properties is derived from the report of Miller and Lents, Ltd., independent petroleum engineers, and has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

     - our annual report on Form 10-K for the year ended December 31, 2002;

     - our quarterly report on Form 10-Q for the quarter ended March 31, 2003;

     - our current reports on Form 8-K filed with the SEC on February 3, 2003, February 13, 2003, March 27, 2003, and July 10, 2003; and

     - the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 21, 2000.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

        Encore Acquisition Company
        777 Main Street, Suite 1400
        Fort Worth, Texas 76102
        Attention: Corporate Secretary
        Telephone: (817) 877-9955

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide information other than that provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as we describe above for updated information.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses payable by Encore Acquisition Company ("Encore") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $ 32,360
NASD fee....................................................    30,500
Printing expenses...........................................    50,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................   100,000
Fees and expenses of trustee and counsel....................    15,000
Rating agency fees..........................................    75,000
Miscellaneous expenses......................................    27,140
                                                              --------
          Total.............................................  $480,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director for any act or omission; provided, however, that the director may be liable for any claim resulting from an act or omission that has not met the standard of conduct permissible under the Delaware General Corporation Law to indemnify the director or officer for the amount claimed.

     Our certificate of incorporation and our by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director or officer of Encore, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to the foregoing, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director or officer of Encore, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Encore unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Pursuant to our certificate of incorporation and by-laws, we may purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer of Encore serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

     Under the certificate of incorporation and by-laws, we may, to the extent authorized from time to time by our board of directors, provide rights to indemnification and the advancement of expenses to our employees and agents similar to those rights conferred in our certificate of incorporation and by-laws to our directors and officers.

     We have entered into indemnification agreements with our directors and officers, which indemnify each person to the fullest extent permitted by Delaware law and obligate us to purchase and maintain insurance or similar protection on behalf of our directors and officers against personal liability against him or incurred by or on behalf of him in the capacity as a director or officer of Encore. Any insurance policy providing liability coverage for directors and officers of Encore shall continue until as long as the director or officer serves in such capacity. Pursuant to the agreements, we also agree to hold harmless and indemnify each person against expenses incurred by reason of the fact that the person is or was a director, officer, employee or agent of us, unless his acts were committed in bad faith, were the result of active and deliberate dishonesty, or resulted in personal financial profit or other advantage to which he was not legally entitled.

ITEM 16.  EXHIBITS*

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    *1.1      Form of Underwriting Agreement.
   **4.1      Second Amended and Restated Certificate of Incorporation of
              Encore Acquisition Company (incorporated by reference to
              Exhibit 3.1 to Encore's Quarterly Report on Form 10-Q for
              the quarter ended September 30, 2001, filed with the SEC on
              November 7, 2001).
   **4.2      Second Amended and Restated By-laws of Encore Acquisition
              Company (incorporated by reference to Exhibit 3.2 to
              Encore's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2001, filed with the SEC on November 7, 2001).
   **4.3      Specimen common stock certificate of Encore Acquisition
              Company (incorporated by reference to Exhibit 4.1 to
              Encore's Registration Statement on Form S-1, Registration
              No. 333-47540, filed with the SEC on December 15, 2000).
   **4.4      8 3/8% Senior Subordinated Notes Indenture, dated as of June
              25, 2002, among Encore Acquisition Company, subsidiary
              guarantors party thereto and Wells Fargo Bank, N.A., as
              Trustee (incorporated by reference to Exhibit 4.1 to
              Encore's Quarterly Report on Form 10-Q for the quarter ended
              June 30, 2002, filed with the SEC on August 9, 2002).
   **4.5      Form of 8 3/8% Note (contained in the Indenture filed as
              Exhibit 4.2 to this Registration Statement).
     4.6      Form of Indenture relating to the Senior Debt Securities.
     4.7      Form of Indenture relating to the Subordinated Debt
              Securities.
    *5.1      Opinion of Baker Botts L.L.P.
    12.1      Statement showing computation of ratios of earnings to fixed charges.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
    23.3      Consent of Miller and Lents, Ltd.
    24.1      Powers of Attorney (included on signature page).
   *25.1      Statement of Eligibility of Trustee on Form T-1.
  **25.2      Statement of Eligibility of Trustee on Form T-1 with respect to the 8 3/8% Senior Subordinated Notes Due 2012
              (incorporated by reference to Exhibit 25.1 to Registrant's
              Registration Statement on Form S-4, Registration No.
              333-99557, filed with the SEC on September 13, 2002).

---------------

 * The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Incorporated by reference to the filing indicated.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under any indenture relating to the debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that they meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, the State of Texas, on July 10, 2003.

                                          ENCORE ACQUISITION COMPANY

                                          By:      /s/ I. JON BRUMLEY
                                            ------------------------------------
                                                       I. Jon Brumley
                                              Chairman of the Board and Chief
                                                     Executive Officer

                                          EAP ENERGY, INC.

                                          By:      /s/ I. JON BRUMLEY
                                            ------------------------------------
                                                      I. Jon Brumley
                                                 Chief Executive Officer

                                          EAP OPERATING, INC.

                                          By:      /s/ I. JON BRUMLEY
                                            ------------------------------------
                                                      I. Jon Brumley
                                                 Chief Executive Officer

                                          EAP PROPERTIES, INC.

                                          By:      /s/ SUZANNE M. HAY
                                            ------------------------------------
                                                      Suzanne M. Hay
                                            Assistant Corporate Secretary and
                                                         Director

                                          ENCORE OPERATING, L.P.

                                          By: EAP Operating, Inc., general
                                          partner

                                          By:      /s/ I. JON BRUMLEY
                                            ------------------------------------
                                                       I. Jon Brumley
                                                  Chief Executive Officer

                                          EAP ENERGY SERVICES, L.P.

                                          By: EAP Energy, Inc., general partner

                                          By:      /s/ I. JON BRUMLEY
                                            ------------------------------------
                                                       I. Jon Brumley
                                                  Chief Executive Officer

     KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints I. Jon Brumley, Jon S. Brumley and Morris
B. Smith, and each of them, severally, as his true and lawful attorney or attorney-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Encore Acquisition Company and each of the Subsidiary Guarantors listed in the Table of Additional Registrants, and any and all amendments (including post-effective amendments) to such Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents or instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that is necessary, advisable or appropriate in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 2003.

                 SIGNATURE                                           TITLE
                 ---------                                           -----



             /s/ I. JON BRUMLEY                   Chairman of the Board and Director of Encore
 ------------------------------------------    Acquisition Company and Chief Executive Officer of
               I. Jon Brumley                  Encore Acquisition Company, EAP Energy, Inc., EAP
                                              Properties, Inc. and EAP Operating, Inc. (Principal
                                                     Executive Officer of each Registrant)




             /s/ JON S. BRUMLEY               President and Director of Encore Acquisition Company
 ------------------------------------------
               Jon S. Brumley




            /s/ MORRIS B. SMITH                Executive Vice President, Chief Financial Officer,
 ------------------------------------------       Treasurer and Corporate Secretary of Encore
              Morris B. Smith                Acquisition Company, EAP Energy, Inc., EAP Properties,
                                               Inc. and EAP Operating, Inc. (Principal Financial
                                               Officer of each Registrant); sole director of EAP
                                             Energy, Inc. and EAP Operating, Inc.; director of EAP
                                                                Properties, Inc.




            /s/ ROBERT C. REEVES              Vice President and Controller of Encore Acquisition
 ------------------------------------------   Company, EAP Energy, Inc., EAP Properties, Inc. and
              Robert C. Reeves                EAP Operating, Inc. (Principal Accounting Officer of
                                                                each Registrant)




           /s/ ARNOLD L. CHAVKIN                     Director of Encore Acquisition Company
 ------------------------------------------
             Arnold L. Chavkin




            /s/ HOWARD H. NEWMAN                     Director of Encore Acquisition Company
 ------------------------------------------
              Howard H. Newman




             /s/ TED A. GARDNER                      Director of Encore Acquisition Company
 ------------------------------------------
               Ted A. Gardner

                 SIGNATURE                                           TITLE
                 ---------                                           -----





            /s/ TED COLLINS, JR.                     Director of Encore Acquisition Company
 ------------------------------------------
              Ted Collins, Jr.




           /s/ JAMES A. WINNE III                    Director of Encore Acquisition Company
 ------------------------------------------
             James A. Winne III




             /s/ SUZANNE M. HAY                         Director of EAP Properties, Inc.
 ------------------------------------------
               Suzanne M. Hay

                                 EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    *1.1      Form of Underwriting Agreement.
   **4.1      Second Amended and Restated Certificate of Incorporation of
              Encore Acquisition Company (incorporated by reference to
              Exhibit 3.1 to Encore's Quarterly Report on Form 10-Q for
              the quarter ended September 30, 2001, filed with the SEC on
              November 7, 2001).
   **4.2      Second Amended and Restated By-laws of Encore Acquisition
              Company (incorporated by reference to Exhibit 3.2 to
              Encore's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2001, filed with the SEC on November 7, 2001).
   **4.3      Specimen common stock certificate of Encore Acquisition
              Company (incorporated by reference to Exhibit 4.1 to
              Encore's Registration Statement on Form S-1, Registration
              No. 333-47540, filed with the SEC on December 15, 2000).
   **4.4      8 3/8% Senior Subordinated Notes Indenture, dated as of June
              25, 2002, among Encore Acquisition Company, subsidiary
              guarantors party thereto and Wells Fargo Bank, N.A., as
              Trustee (incorporated by reference to Exhibit 4.1 to
              Encore's Quarterly Report on Form 10-Q for the quarter ended
              June 30, 2002, filed with the SEC on August 9, 2002).
   **4.5      Form of 8 3/8% Note (contained in the Indenture filed as
              Exhibit 4.2 to this Registration Statement).
     4.6      Form of Indenture relating to the Senior Debt Securities.
     4.7      Form of Indenture relating to the Subordinated Debt
              Securities.
    *5.1      Opinion of Baker Botts L.L.P.
    12.1      Statement showing computation of ratios of earnings to fixed charges.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
    23.3      Consent of Miller and Lents, Ltd.
    24.1      Powers of Attorney (included on signature page).
   *25.1      Statement of Eligibility of Trustee on Form T-1.
  **25.2      Statement of Eligibility of Trustee on Form T-1 with respect to the 8 3/8% Senior Subordinated Notes Due 2012
              (incorporated by reference to Exhibit 25.1 to Registrant's
              Registration Statement on Form S-4, Registration No.
              333-99557, filed with the SEC on September 13, 2002).

---------------

 * The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Incorporated by reference to the filing indicated.